SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: August 14, 2001


                         Alloy Steel International, Inc.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                                   000-32875                               98-0233941
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(State or other jurisdiction                       (Commission                            (IRS Employer
          of incorporation)                        File Number)                         Identification No.)
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42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Registrant's telephone number, including area code:  61 8 9248 3188
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a)(1) (i) On August 14, 2001,  Alloy Steel  International,  Inc.  (the
"Company") dismissed Feldman Sherb and Co., P.C. ("FELDMAN SHERB") as its independent certified public accountant.

                (ii)  Feldman   Sherb's   report  on  the  Company's   financial
statements from May 4, 2000 (inception) to September 30, 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                (iii) Feldman Sherb's dismissal was recommended and approved by the Company's Board of Directors.

                (iv) Since May 4, 2000 (inception), as well as any subsequent interim period prior to dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                (v) Since May 4, 2000 (inception), as well as any subsequent interim period prior to dismissal, Feldman Sherb did not advise the Company of any of the matters identified in paragraph (a)(1)(iv)(B) of Item 304 of Regulation S-B.

         (a)(2) On August 14, 2001, the Company engaged HJ & Associates, LLC as its principal accountant to audit the Company's financial statements. The
Company did not consult HJ & Associates, LLC on any matters described in paragraph (a)(2)(i) or (ii) of Item 304 of Regulation S-B since the Company's inception on May 4, 2000 or any subsequent interim period prior to engaging HJ &
Associates, LLC.

         (a)(3) The Company requested Feldman Sherb to furnish a letter addressed to the SEC, stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               ALLOY STEEL INTERNATIONAL, INC.



Date:  August 15, 2001                         By: /s/ Alan Winduss
                                                   -----------------------
                                                   Name: Alan Winduss
                                                   Its:  Chief Financial Officer


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